UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2015, the Board of Directors of National Fuel Gas Company (the “Company”) approved an amendment to the Director Services Agreement (the “Agreement”) between the Company and David F. Smith, the Chairman of the Board of Directors of the Company. Pursuant to the amendment, the period during which Mr. Smith will serve under the Agreement as the non-executive, non-employee Chairman of the Board of Directors (the “Chairman Services Period”) is extended up to and through the earlier of the conclusion of the 2016 Annual Meeting of Stockholders of the Company or March 31, 2016. In addition, the annual fee under this Agreement will decrease from $500,000 to $400,000. All other terms and conditions of the Agreement remain in effect. The amendment is effective April 1, 2015.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of the Company held on March 12, 2015, stockholders approved an amendment to the Company’s 2010 Equity Compensation Plan to increase by 3,000,000 the number of shares of Company common stock authorized for issuance under the plan. A description of the terms and conditions of the 2010 Equity Compensation Plan and the amounts payable under the plan was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 23, 2015. The full text of the Plan is attached as Exhibit 10.2 hereto and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of National Fuel Gas Company was held on March 12, 2015. At that meeting, the stockholders elected Philip C. Ackerman and Stephen E. Ewing as directors for three-year terms, ratified the by-law that disqualifies directors who accept certain compensation from a third party, approved executive compensation in a non-binding advisory vote, amended and reapproved the 2010 Equity Compensation Plan, ratified the appointment of an independent registered public accounting firm, and rejected two stockholder proposals.

The vote with respect to Mr. Ackerman was as follows: For, 65,659,867(97.7% of the votes cast); Withheld, 1,544,321; Broker Non-Votes, 10,397,954. The vote with respect to Mr. Ewing was as follows: For, 66,032,932 (98.3%); Withheld, 1,171,256; Broker Non-Votes, 10,397,954.

The vote with respect to ratification of the by-law that disqualifies directors who accept certain compensation from a third party was as follows: For, 40,353,499 (60.5%); Against, 26,329,151; Abstain, 521,538; Broker Non-Votes, 10,397,954.

The advisory vote with respect to approval of executive compensation was as follows: For, 64,038,689 (96.4%); Against, 2,393,126; Abstain, 772,373; Broker Non-Votes, 10,397,954.

The vote with respect to the amendment and reapproval of the 2010 Equity Compensation Plan was as follows: For, 63,851,171(96.0%); Against, 2,642,427; Abstain, 710,590; Broker Non-Votes, 10,397,954.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was as follows: For, 76,672,558 (99.2%); Against, 635,484; Abstain, 294,100; Broker Non-Votes, 0.

The vote with respect to the stockholder proposal to spin off the Company’s utility subsidiary was as follows: For, 11,892,288 (17.8%); Against, 54,830,862; Abstain, 481,038; Broker Non-Votes, 10,397,954.

The vote with respect to the stockholder proposal to add gender identity and expression to the Company’s employment non-discrimination policy was as follows: For, 22,149,099 (33.7%); Against, 43,634,220; Abstain, 1,420,869; Broker Non-Votes, 10,397,954.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment to the Director Services Agreement between National Fuel Gas Company and David F. Smith

Exhibit 10.2	National Fuel Gas Company 2010 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

March 16, 2015	By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Director Services Agreement between National Fuel Gas Company and David F. Smith

10.2	National Fuel Gas Company 2010 Equity Compensation Plan